UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2014

PRETORIA RESOURCES TWO, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52901	16-0383696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 West Park Avenue, Suite 207, Long Beach NY	11561
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 442-1883

4392 Enchantment Cove Lane, Charlotte North Carolina 28216

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement.

December 17, 2014 Agreement

On December 11, 2014, Pretoria Resources Two, Inc. (the “Company”), Allison Carroll, the sole stockholder, director and officer of the Company prior to said date, Bryan Glass (“Mr. Glass”) and Ronald William (“Mr. Williams” and, together with Mr. Glass, the “Purchasers”) entered into an agreement (the “December 2014 Agreement”) whereby:

•	Ms. Carroll sold 500,000 shares of the Company’s common stock registered in her name to Mr. Glass in consideration of the payment of $10;

•	Ms. Carroll sold 450,000 shares of the Company’s common stock registered in her name to Mr. Williams in consideration of the payment of $10;

•	Ms. Carroll forgave, released and discharged the Company from all debt owed to her by the Company;

•	the Purchasers agreed to pay all costs and expenses of any kind or nature incurred by the Company in connection with its operations after the date of the agreement;

•	the Purchasers agreed to diligently pursue the Company’s business plan of identifying and merging with or acquiring a target company; and

•	Ms. Carroll resigned as the Company’s chief executive officer and chief financial officer, effective immediately.

Debt Cancellation Agreement

By letter dated November 14, 2013, Gail Davis, the founder of the Company and its former sole stockholder, director and officer, cancelled all debt owed to her by the Company in the principal amount of $15,000.00 and forgave, released and discharged the Company and any of its past or present affiliates from the repayment of the debt.

Item 5.01 Changes in Control of Registrant.

The transactions consummated by the December 2014 Agreement described under Item 1.01, above, resulted in a change in control of the Company.

In connection with his acquisition of 500,000 shares of common stock for an aggregate price of $10, Mr. Glass utilized personal cash.

In connection with his acquisition of 450,000 shares of common stock for an aggregate price of $10, Mr. Williams utilized personal cash.

After giving effect to the transactions consummated by the agreement:

•	Mr. Glass owns 50% of the outstanding shares of common stock;

•	Mr. Williams owns 40% of the outstanding shares of common stock; and

•	Ms. Carroll owns 5% of the outstanding shares of common stock

The foregoing shares are the only shares of capital stock of the Company outstanding as of the date of this report.

2

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the change in control occasioned by the December 2014 Agreement, on December 17, 2014:

•

the board of directors of the Company increased the size of the board to two persons and appointed Bryan Glass to serve as a director of the Company to fill the vacancy on the board created by its expansion;

•	Ms. Carroll resigned as the Company’s president, chief executive officer and chief financial officer.

Ms. Carroll’s resignation was not a result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices

On December 17, 2014, the board of directors appointed Ronald Williams to serve as the Company’s president, chief executive officer and chief financial officer.

Forward Looking Statements

This Current Report on Form 8-K, including the exhibits hereto, contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions, although some forward-looking statements are expressed differently. Forward-looking statements represent the Company's management's judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in the Current Report on Form 8-K are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company's actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under "Risk Factors" contained in the Company's reports filed with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed herewith this Current Report on Form 8-K

Exhibit No.	Description
99.1	Agreement dated December 17, 2014, among Pretoria Resources Two, Inc. Allison Carroll, Bryan Glass and Ronald William.
99.2	Letter from Gail Davis to the registrant dated November 13, 2014 cancelling all outstanding debt owed by the registrant to her.
99.3	Letter of resignation of Allison Carroll.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRETORIA RESOURCES TWO, INC.

Date: December 18, 2014	By:	/s/ Ronald Williams
Ronald Williams
President

4